Securities America
Financial Corporation
Consolidated Financial Statements
For the Years Ended December 31, 2010,
2009 and 2008

Securities America Financial Corporation
Index

Page(s)

Report of Independent Auditor	1

Consolidated Financial Statements

Consolidated Statements of Financial Condition	2

Consolidated Statements of Operations	3

Consolidated Statements of Stockholder’s Equity	4

Consolidated Statements of Cash Flows	5

Notes to Consolidated Financial Statements	6-19

Report of Independent Auditor

To the Stockholder of Securities America
Financial Corporation:

In our opinion, the accompanying consolidated statements of financial condition and the related consolidated statements of operations, of stockholder's equity and of cash flows presents fairly, in all material respects, the financial position of Securities America Financial Corporation and its subsidiaries (collectively, the "Company") at December 31, 2010 and 2009, and the results of their operations and their cash flows for the three years ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

January 16, 2012

PricewaterhouseCoopers LLP, One North Wacker Drive, Chicago, IL 60606
T: (312) 298 2000, F: (312) 298 2001, www.pwc.com/us

Securities America Financial Corporation
Consolidated Statements of Financial Condition
December 31, 2010 and 2009

	December 31,
	2010	2009
Assets
Cash and cash equivalents	$5,186,798	$10,589,406
Cash segregated under federal and other regulations	72,979	86,798
Securities owned, at market value	15,094,604	18,033,860
Receivable from clearing brokers	9,372,454	7,954,882
Other receivables	10,778,326	9,568,063
Fixed assets (net of accumulated depreciation of $29,581,982 and $23,978,324, respectively)	15,448,992	16,983,571
Intangible assets (net of accumulated amortization of $2,015,425 and $1,052,136, respectively)	7,934,575	8,897,864
Goodwill	48,057,569	48,057,569
Notes receivable (net of allowance of $749,830 and $202,950, respectively)	15,990,641	18,675,689
Due from affiliated parties	3,181,180	415,350
Deferred income taxes	61,339,156	58,105,590
Other assets (net of allowance of $219,000 and $105,000, respectively)	27,156,493	26,667,619
Total assets	$219,613,767	$224,036,261

Liabilities and Stockholder's Equity
Liabilities:
Securities sold, not yet purchased, at market value	$75,892	$34,288
Accrued compensation	5,168,298	4,944,451
Commissions and fees payable	17,102,376	15,350,806
Due to clearing brokers	1,597,319	407,577
Accounts payable and accrued liabilities	31,929,942	32,072,785
Deferred income	812,111	699,043
Special reserves	138,789,106	139,752,231
Due to affiliated parties	5,654,167	17,611,417
Total liabilities	201,129,211	210,872,598

Stockholder's Equity:
Common stock	5,064	5,064
Treasury stock	(76,057)	(76,057)
Additional paid-in capital	115,223,997	115,208,371
Accumulated deficit	(96,668,448)	(101,973,715)
Total stockholder's equity	18,484,556	13,163,663
Total liabilities and stockholder's equity	$219,613,767	$224,036,261

The accompanying notes are an integral part of these consolidated financial statements.

Securities America Financial Corporation
Consolidated Statements of Operations
For the Years Ended December 31, 2010, 2009 and 2008

	Years Ended December 31,
	2010	2009	2008
Revenues:
Commission revenue	$243,980,547	$233,462,215	$263,378,989
Advisory fees revenue	165,656,293	133,348,681	146,939,059
Principal transactions, net	(84,407)	187,117	(452,614)
Interest and dividends	4,016,295	665,489	1,828,216
Other income	48,818,674	47,235,740	37,418,423
Total revenues	462,387,402	414,899,242	449,112,073

Expenses:
Commissions and fees	366,186,915	324,858,762	361,491,985
Compensation and benefits	29,142,225	32,531,498	32,041,939
Non-cash compensation	821,308	991,986	739,012
Brokerage, communications and clearance	5,812,918	6,424,096	6,601,450
Rent and occupancy, net of sublease	4,030,788	3,991,619	3,423,822
Professional services	12,539,240	3,496,412	5,729,667
Legal settlements	514,464	139,062,144	544,493
Interest expense	58,529	181,981	829,119
Depreciation and amortization	6,709,456	6,321,169	5,112,989
Other expenses	34,192,884	32,783,201	21,882,438
Total expenses	460,008,727	550,642,868	438,396,914

Income (loss) before income taxes	2,378,675	(135,743,626)	10,715,159

Income tax (benefit) expense	(2,926,592)	(50,446,081)	6,657,836
Net income (loss)	$5,305,267	$(85,297,545)	$4,057,323

The accompanying notes are an integral part of these consolidated financial statements.

Securities America Financial Corporation
Consolidated Statements of Stockholder's Equity
For the Years Ended December 31, 2010, 2009 and 2008

	Common Stock	Treasury Stock	Additional Paid-in Capital	Accumulated Deficit	Total Stockholder's Equity
Balance at December 31, 2007	$5,064	$(76,057)	$90,209,358	$(20,733,493)	$69,404,872
Net income	-	-	-	4,057,323	4,057,323
Additional paid-in capital	-	-	25,000,000	-	25,000,000
Balance at December 31, 2008	5,064	(76,057)	115,209,358	(16,676,170)	98,462,195
Net income	-	-	-	(85,297,545)	(85,297,545)
Additional paid-in capital	-	-	(987)	-	(987)
Balance at December 31, 2009	5,064	(76,057)	115,208,371	(101,973,715)	13,163,663
Net income	-	-	-	5,305,267	5,305,267
Additional paid-in capital	-	-	15,626	-	15,626
Balance at December 31, 2010	$5,064	$(76,057)	$115,223,997	$(96,668,448)	$18,484,556

The accompanying notes are an integral part of these consolidated financial statements.

Securities America Financial Corporation
Consolidated Statement of Cash Flows
For the Years Ended December 31, 2010, 2009 and 2008

	Years Ended December 31,
	2010	2009	2008
Operating activities:
Net income (loss)	$5,305,267	$(85,297,545)	$4,057,323
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Deferred income tax (benefit) expense	(3,233,566)	(49,346,470)	5,695,262
Depreciation and amortization expense	6,709,456	6,321,169	5,112,989
Change in assets and liabilities:
Cash segregated under federal regulations	13,819	(11,846)	(40,304)
Securities owned	2,939,256	(11,043,518)	16,296,311
Receivable from clearing brokers	(1,417,572)	1,162,834	1,018,553
Other receivables	(1,210,263)	(785,881)	(2,755,504)
Notes receivable, net	2,685,048	(4,832,327)	(6,635,645)
Due from affiliated parties	(2,765,830)	3,931,839	(3,381,137)
Other assets	(628,863)	(6,261,256)	5,790,487
Securities sold, not yet purchased	41,604	(5,050)	(34,725)
Accrued compensation	223,847	283,024	324,611
Commissions and fees payable	1,751,570	285,755	(1,230,846)
Due to clearing brokers	1,189,742	(1,004,894)	433,948
Accounts payable and accrued liabilities	(142,843)	5,221,013	(3,681,728)
Special reserves	(963,125)	130,393,647	(8,238,770)
Deferred income	113,068	153,748	(11,737)
Due to affiliated parties	(2,457,250)	2,619,307	(3,600,964)
Net cash provided by (used in) operating activities	8,153,365	(8,216,451)	9,118,124

Investing activities:
Purchase of intangible assets	–	(1,768,570)	(20,501,273)
Investment in fixed assets	(4,071,599)	(2,700,763)	(8,884,024)
Net cash used in investing activities	(4,071,599)	(4,469,333)	(29,385,297)

Financing activities:
Line of credit (repayment) borrowing	(9,500,000)	(5,000,000)	6,000,000
Capital contribution from parent	15,626	–	25,000,000
Capital adjustment from BYA acquisition	–	(987)	–
Net cash (used in) provided by financing activities	(9,484,374)	(5,000,987)	31,000,000

Net (decrease) increase in cash and cash equivalents	(5,402,608)	(17,686,771)	10,732,827
Cash and cash equivalents at beginning of year	10,589,406	28,276,177	17,543,350
Cash and cash equivalents at end of year	$5,186,798	$10,589,406	$28,276,177

Cash paid for Interest during the year	$52,347	$147,694	$507,111
Cash paid for taxes during the year	2,534,774	–	9,455,444

The accompanying notes are an integral part of these consolidated financial statements.

Securities America Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2010, 2009 and 2008

1. Summary of Significant Accounting Policies

Description of Business and Principles of Consolidation

The consolidated financial statements include the accounts of Securities America Financial Corporation (“SAFC”) and its wholly owned subsidiaries, Securities America, Inc. (“SAI”), Securities America Advisors, Inc. (“SAA”) and Brecek & Young Advisors, Inc. (“BYA”) (collectively, the “Company”).  The Company is a wholly owned subsidiary of Ameriprise Financial, Inc. (“Ameriprise Financial”).  The acquisition of BYA was completed in the fourth quarter of 2008.  In the fourth quarter of 2011, SAFC was sold by Ameriprise Financial Inc. to Ladenburg Thalmann Financial Services, Inc (“Ladenburg Thalmann”). See Note 15.

In addition, as discussed in Note 7, in connection with a deferred compensation program, the Company has purchased certain variable life insurance policies with cash surrender values which are held in a Rabbi Trust.  The assets of the Rabbi Trust have been consolidated and are reflected on the accompanying consolidated statements of financial condition.

The Company is an Omaha, Nebraska-based corporation and markets and distributes financial products nationally to the general public in three major areas:

•
Securities Brokerage and Distribution Services – Provided through a network of independent contractor-brokers affiliated with SAI.  SAI is a registered broker-dealer subject to regulation by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the Securities and Exchange Commission (“SEC”), and state securities departments.  SAI derives a majority of its revenues from commission income from the brokerage of securities, most of which is paid as commission expense to independent contractor-brokers as compensation for initiating securities trades.  Service fees collected from independent contractor-brokers for the processing of securities trades and for administrative and compliance services provided by SAI also represent a significant source of the Company’s revenue and are recognized on a gross basis and included in other revenues in the accompanying consolidated statements of operations.  Securities transactions are executed and cleared through unaffiliated brokerage firms, National Financial Services LLC and Pershing LLC (the “clearing brokers”).

•
Investment Advisory and Counseling Services – Provided through a network of registered independent contractor representatives affiliated with SAA, an investment advisor registered with the SEC.  SAA derives its revenues from fee-based asset management support services provided to registered independent contractor-representatives of the Company that are charging a fee for managing their clients’ assets.  The Company also derives revenues from third-party money manager activity through BYA, an investment advisor registered with the SEC.  BYA derives its revenues by charging asset based fees for managing clients’ monies.

•
Insurance Products – Marketed through a network of independent contractor insurance agents.  Revenues for these services consist principally of commission income, most of which is paid to independent agents as commission expense as compensation for the sale of insurance products.

All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”), management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent.  Actual results could differ from those estimates.

Securities America Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2010, 2009 and 2008

Cash and Cash Equivalents

Cash represents cash at banks and on deposit with the Company’s clearing brokers.  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Financial Instruments

Substantially all of the Company’s financial instruments are carried at fair value or amounts approximating fair value, except for notes receivable (see Note 3).  Assets, including cash and cash equivalents, and certain receivables are carried at fair value or contracted amounts which approximate fair value.  Similarly, liabilities, including accrued liabilities and payables are carried at fair value or contracted amounts approximating fair value.  Securities owned and securities sold, not yet purchased are carried on the consolidated statements of financial condition at fair value, with unrealized gains or losses reflected in the consolidated statements of operations.

Long-Lived Assets

The Company reviews goodwill and intangible assets for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  In such cases, the estimated fair value of goodwill or intangible assets is determined using various analytical techniques.

Should such an assessment indicate that the value of goodwill or intangible assets is impaired, an impairment loss is recognized for the difference between the carrying value of the asset and its estimated fair value.  There were no impairments recognized during the years ending December 31, 2010, 2009 or 2008.

Intangible assets are amortized on a straight-line basis over their estimated lives which range from four to twenty years.

Notes Receivable - Agents

From time to time, the Company may make loans to its independent contractor-brokers, primarily to newly recruited brokers to assist in the transition process.  The Company forgives these loans assuming the independent contractor-brokers meet certain thresholds established in the note agreement.  The notes are amortized over the estimated useful lives of the agreements, which generally range from three to five years.  See Note 3 for further discussion.

Management estimates an allowance for doubtful accounts to reserve for probable losses from notes receivable and other receivables from independent contractor-brokers.  Management continually evaluates receivables for collectability and possible write-off by examining the facts and circumstances surrounding each receivable where a loss is deemed possible.

Internal Use Software

Costs of developing software are capitalized at the point technological feasibility has been established.  Once the technology is functional, such costs are amortized using the straight-line method over the estimated useful lives.  As of December 31, 2010 and 2009, net capitalized software development costs of $5,857,179 and $5,688,965, respectively, are reflected in fixed assets on the consolidated statements of financial condition.

Securities America Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2010, 2009 and 2008

Furniture, Equipment and Leasehold Improvements

Furniture and equipment are recorded at cost and depreciated on a straight-line basis over the estimated useful lives of the assets, which range from three to ten years.  Leasehold improvements are amortized on a straight-line basis over the shorter of their useful estimated lives or the lives of the leases, which generally range from four to ten years.

Revenue and Expense Recognition and Securities Transactions

The Company derives a majority of its revenues from commission income from the sale of securities and from investment advisory fees, most of which is paid as expense to independent contractor-brokers as compensation.  Service fees result from amounts collected from independent contractor-brokers for the processing of securities trades and from amounts collected for administrative and compliance services provided to independent contractor-brokers and are included in other revenues in the accompanying consolidated statements of operations.

Customer securities transactions are recorded on a settlement-date basis, while the related commission revenues and expenses are recognized on a trade-date basis.  Customer securities transactions executed, but unsettled, are reflected in other receivables, net, and commissions and fees payable.  Securities transactions of the Company are recorded on a trade-date basis.  Securities owned are valued at quoted market values.  Securities not readily marketable require the Company to estimate the value of the securities using the best information available.  The resulting difference between cost and fair value is included in principal transactions, net in the consolidated statements of operations.

The Company has agreed to indemnify the clearing brokers for losses that they may sustain from customer accounts introduced by the Company.  At December 31, 2010 and 2009, there were no amounts to be indemnified to the clearing brokers for customer accounts.

Investment advisory fees, service fees and other revenues are recorded as revenue in the period that the related services are provided.

Employee Compensation and Benefits

Employee compensation and benefits are recognized as expenses in the period incurred.  As discussed in Note 7, the Company has a deferred compensation plan which allows certain members of management and qualified, independent contractor-brokers to defer a portion of their compensation and commissions.  Participants can elect various distribution options, but must be in the plan for five years before any distributions can be made.  The Company has purchased variable life insurance contracts with cash surrender values that are designed to replicate the gains and losses of the deferred compensation liability and are held in a consolidated Rabbi Trust.  The cash surrender value of the life insurance contracts is included in other assets in the accompanying consolidated statements of financial condition.  The amounts due to employees are included in other liabilities.  Changes in the value of the assets or liabilities are recognized in the consolidated statements of operations.

Securities America Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2010, 2009 and 2008

Income Taxes

The Company accounts for income taxes using the asset and liability method.  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using currently enacted tax rates in effect in the years in which those temporary differences are expected to be recovered or settled.  Under the asset and liability method, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Under the accounting guidance related to income taxes, the recognition of a benefit from a tax position requires that management determine whether such tax position is “more likely than not” to be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position.  If this threshold is met, the tax benefit is then measured and recognized at the largest amount that is greater than 50% likely of being realized upon settlement.

It is the Company’s policy to recognize interest and penalties related to unrecognized tax benefits in other expenses.  As of December 31, 2010 and 2009, the Company had no unrecognized tax benefits and no interest or penalties have been accrued or incurred.

2. Recent Accounting Pronouncements

Adoption of New Accounting Standards

Subsequent Events

In February 2010, the FASB amended the accounting standards related to the recognition and disclosure of subsequent events.  The amendments removed the requirement to disclose the date through which subsequent events are evaluated for SEC filers.  The standard was effective upon issuance.  The Company adopted the standard in the first quarter of 2010.  The adoption did not have any effect on the Company’s financial condition.

Fair Value

In January 2010, the FASB updated the accounting standards related to disclosures on fair value measurements.  The standard expanded the current disclosure requirements to include additional detail about significant transfers between Levels 1 and 2 within the fair value hierarchy and present activity in the rollforward of Level 3 activity on a gross basis.  The standard also clarified existing disclosure requirements related to the level of disaggregation to be used for assets and liabilities, as well as disclosures on the inputs and valuation techniques used to measure fair value.  The standard was effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosure requirements related to the Level 3 rollforward, which was effective for interim and annual periods beginning after December 15, 2010.  The Company adopted the standard in the first quarter of 2010, except for the additional disclosures related to the Level 3 rollforward, which the Company will adopt in the first quarter of 2011.  The adoption did not and will not have a material effect on the Company’s financial condition.

3. Notes Receivable - Agents

The notes receivable balance is composed of unsecured noninterest-bearing and interest-bearing loans (interest ranging from 0% - 6.25%) to the Company’s independent representatives.  These notes have various schedules for repayment or forgiveness and mature at various dates through 2017.  The Company provides an allowance for doubtful accounts on its receivables from independent representatives based on historical collection experience.  At December 31, 2010 and 2009, the Company reserved $749,830 and $202,950, respectively, against these notes.  Furthermore, the Company is continually evaluating its receivables for collectability and possible write-offs where a loss is deemed probable.

Securities America Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2010, 2009 and 2008

The carrying value of notes receivable from agents as of December 31, 2010 and 2009, is $15,990,641 and $18,675,689, respectively.  Fair value as of December 31, 2010 and 2009 is $16,140,728 and $17,431,792, respectively, based on a valuation technique to convert future cash payments or forgiveness transactions to a single discounted present value amount.

4. Cash - Segregated Under Federal and Other Regulations

As of December 31, 2010 and 2009, cash received from customers of $72,979 and $86,798, respectively, has been segregated in a special account for the exclusive benefit of customers under the provisions of SEC Rule 15c3-3 Section (k)(2)(i).  Such amounts are promptly transmitted to the applicable counterparties.

5. Related-Party Transactions

The Company periodically advances excess funds to its affiliates or has amounts payable to affiliates for goods or services acquired through the affiliate.  The transactions recorded with the Company’s affiliates may not necessarily be representative of transactions recorded at arm’s length.  Amounts due to and from affiliates of the Company are settled periodically.

Prior to the sale, the Company had a line of credit agreement with Ameriprise Financial.  The line of credit was payable on demand and had a variable interest rate.  As of December 31, 2010 and 2009, this rate was 0.55% and 0.51%, respectively.  As of December 31, 2010 and 2009, borrowings under this agreement amounted to $5,000,000 and $14,500,000, respectively.

Amounts due from affiliates of the Company as of December 31, 2010 and 2009 are as follows:

	2010	2009
Ameriprise Financial (income taxes)	$1,625,489	$-
Ameriprise Insurance Corporation (“AIC”) (errors and omissions insurance reimbursements)	1,555,691	415,350
Total amount due from affiliates	$3,181,180	$415,350

Amounts due to affiliates of the Company as of December 31, 2010 and 2009, are as follows:

	2010	2009
Ameriprise Financial (line of credit)	$5,000,000	$14,500,000
Ameriprise Financial (income taxes)	-	1,678,747
Ameriprise Financial (stock options)	654,167	1,244,029
Ameriprise Financial (misc. other)	-	188,641
Total amount due to affiliate	$5,654,167	$17,611,417

Expenses to affiliates of the Company as of December 31, 2010, 2009 and 2008 are as follows:

	2010	2009	2008
AIC (errors and omissions insurance)	$7,540,000	$6,943,000	$6,792,237
Ameriprise Financial (interest)	48,868	117,726	479,670
Total expenses to affiliates	$7,588,868	$7,060,726	$7,271,907

Securities America Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2010, 2009 and 2008

The amount presented in the table above related to errors and omissions insurance is included in other expenses in the accompanying consolidated statements of operations.

6. Income Taxes

Prior to the sale, the Company filed consolidated federal and state income tax returns with the Parent which included the Parent and all of the Parent's subsidiaries.  The provision for current income taxes was determined on a separate entity basis, except that any benefit for losses was recognized only to the extent that they were utilized in the consolidated return.  Under a tax sharing agreement, prior to the sale of the Company, it was the policy of the Parent to reimburse the Company for any current tax benefits that could be recognized on a separate entity basis by the Company.  Deferred income taxes were recorded to reflect the tax consequences on future years of temporary differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end.  State taxes were allocated to subsidiaries based on the subsidiaries proportionate state liability.

The components of the provision (benefit) for income taxes are as follows:

	2010	2009	2008
Current income tax:
Federal	$200,588	$(792,714)	$956,834
State and local	106,386	(306,897)	5,740
Total current income tax	306,974	(1,099,611)	962,574
Deferred income tax	(3,233,566)	(49,346,470)	5,695,262
Total income tax provision	$(2,926,592)	$(50,446,081)	$6,657,836

The Company had a receivable (payable) from the Parent for federal income taxes of $1,625,489 and $(1,678,747) at December 31, 2010 and 2009, respectively.

The provision for income taxes for 2010, 2009 and 2008 differs from the amount computed by applying the U.S. federal corporate tax rate of 35% to income before income taxes.  The reasons for this difference are summarized as follows:

	2010	2009	2008
Current income tax:
Federal tax expense (benefit) at U.S. statutory rate	35%	35%	35%
State income taxes, net of federal benefit	(143)	2	-
Nontaxable officer's life insurance	(43)	-	25
Non-deductible expenses	14	-	3
Other, net	14	-	(1)
Income tax expense (benefit)	(123)%	37%	62%

The amount presented in the table above for the year ending December 31, 2010 described as the state income taxes, net of federal benefit is the result of a change in the blended state rate for the Company due to the Company's filing positions in various states.  The change in the blended state rate required a revaluation of the Company's deferred tax assets and liabilities, resulting in the impact on the income tax benefit for the year ending December 31, 2010.

Securities America Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2010, 2009 and 2008

The significant components of the Company's deferred income tax assets and liabilities as of December 31, 2010 and 2009 are as follows:

	2010	2009
Deferred tax assets
Settlement agreements	$47,159,430	$44,497,095
Deferred compensation	11,324,838	10,915,779
Accrued settlements and legal fees	6,434,068	6,060,371
Payroll and stock-based compensation	1,036,005	1,034,984
Other	273,838	233,490
Total deferred tax assets	66,228,179	62,741,719

Deferred tax liabilities
Depreciation and software	(4,354,544)	(4,392,748)
Intangible assets	(534,479)	(243,381)
Total deferred tax liabilities	(4,889,023)	(4,636,129)
Net deferred tax assets	$61,339,156	$58,105,590

In connection with the $123 million settlement described in Note 13, the Company had a $47.2 million deferred tax asset as of December 31, 2010.  The Company executed a dividend-in-kind to Ameriprise Financial on March 31, 2011 to distribute this deferred tax asset to the Parent.

The Company recognizes interest and penalties related to unrecognized tax benefits as a component of the income tax provision. The Company had no unrecognized tax benefits or related interest or penalties accrued for unrecognized tax benefits as of December 31, 2010 or 2009.

The Company is required to establish a valuation allowance for any portion of the deferred tax assets that management believes will not be realized. Included in deferred tax assets is a significant deferred tax asset relating to the settlement agreements of $123 million that have been recognized for financial statement purposes, but was not yet deductible for tax return purposes prior to 2011. Significant judgment is required in determining if a valuation allowance should be established and the amount of such allowance if one is required. Consideration is given to, among others things in making this determination, a) future taxable income exclusive of reversing temporary differences and carry forwards, b) future reversals of existing taxable temporary differences, c) taxable income in prior carry back years, and d) tax planning strategies. Based on analysis of the Company's tax position, and the dividend-in-kind noted above, management believes it is more likely than not that the results of future operations and implementation of tax planning strategies will generate sufficient taxable income to enable the Company to utilize all of its deferred tax assets. Accordingly, no valuation allowance for deferred tax assets has been established as of December 31, 2010 or 2009.

Securities America Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2010, 2009 and 2008

7. Deferred Compensation Plan

The Company has a deferred compensation plan which allows certain members of management and qualified, independent contractor-brokers to defer a portion of their compensation and commissions.  Participants can elect various distribution options, but must be in the plan for five years before any distributions can be made.  The Company has purchased variable life insurance contracts with cash surrender values that are designed to replicate the gains and losses of the deferred compensation liability and are held in a consolidated Rabbi Trust.  The cash surrender values of the life insurance contracts held in the Rabbi Trust are intended to informally fund a portion of the deferred compensation liability.  The Company is the owner and beneficiary of these policies, for which the aggregated cash surrender value totaled $19,524,980 and $17,410,286 as of December 31, 2010 and 2009, respectively, which is included in other assets in the accompanying consolidated statements of financial condition.  The deferred compensation liability of $29,537,147 and $30,173,673 as of December 31, 2010 and 2009, respectively, reflects the current value of the deferred compensation benefits, which is subject to change with market value fluctuations, and is included in other liabilities in the accompanying consolidated statements of financial condition.  The deferred compensation liability is equal to the theorized value of the underlying employee investment fund elections in the plan.

8. Fixed Assets

Fixed assets consist of the following as of December 31:

	2010	2009
Furniture, fixtures and equipment	$17,739,580	$16,691,285
Leasehold improvements	2,352,713	2,351,803
Computer information systems	11,747,458	10,241,608
Internally developed software	13,191,223	11,677,199
Total assets, at cost	45,030,974	40,961,895
Less accumulated depreciation	(29,581,982)	(23,978,324)
Net fixed assets	$15,448,992	$16,983,571

Depreciation and amortization expense was $6,709,456, $6,321,169 and $5,112,989 for the years ended December 31, 2010, 2009 and 2008, respectively.

9. Employee Benefit Plan

Employees who meet certain eligibility requirements participate in a 401(k) profit-sharing plan sponsored by SAFC.  Employee contributions are fully vested at all times.  Discretionary employer contributions are fully vested after six years of service.  For the years ended December 31, 2010, 2009 and 2008, the Company incurred expenses of $488,606, $388,463 and $564,929, respectively, to the plan, which is included in employee compensation and benefits in the consolidated statements of operations.

10. Leases

The Company has non-cancelable operating leases, primarily for office space, the last of which expires in 2018.  Future minimum payments under these leases as of December 31, 2010 are as follows:

2011	$3,412,008
2012	2,711,865
2013	2,456,806
2014	2,462,621
2015	2,463,457
Thereafter	5,233,244
$18,740,001

Securities America Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2010, 2009 and 2008

Total rent expense for operating leases for the years ended December 31, 2010, 2009 and 2008, net of rental reimbursements, was $4,030,788, $3,991,619 and $3,423,822, respectively, which is included in rent and occupancy expenses in the consolidated statements of operations.

11. Goodwill and Intangible Assets

The Company has goodwill of $48,057,569 related to the previous acquisitions of SAI and BYA.  In October 2008, the Company purchased BYA and, as a result of this acquisition, recorded goodwill in the amount of $12,501,053 and intangible assets of $9,700,000.  Intangible assets, net of accumulated amortization of $2,015,425 and $1,052,136 consisted of the following at December 31, 2010 and 2009, respectively:

	2010	2009
Customer relationships and trade name	$7,570,408	$8,378,697
Non-compete agreements	364,167	519,167
Total intangible assets, net	$7,934,575	$8,897,864

Amortization expense was $963,289, $963,605, and $139,127 for years December 31, 2010, 2009 and 2008, respectively.

Amortization for each of the next five years and thereafter is as follows:

2011	$1,102,024
2012	1,183,531
2013	1,123,121
2014	1,058,779
2015	1,061,757
Thereafter	2,405,363

12. Fair Value of Assets and Liabilities

GAAP defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date; that is, an exit price.  The exit price assumes the asset or liability is not exchanged subject to a forced liquidation or distressed sale.

Valuation Hierarchy

The Company categorizes its fair value measurements according to a three-level hierarchy.  The hierarchy prioritizes the inputs used by the Company’s valuation techniques.  A level is assigned to each fair value measurement based on the lowest level input that is significant to the fair value measurement in its entirety.  The three levels of the fair value hierarchy are defined as follows:

Level 1 – Unadjusted quoted prices for identical assets or liabilities in active markets that are accessible at the measurement date.

Level 2 – Prices or valuation based on observable inputs other than quoted prices in active markets for identical assets and liabilities.

Securities America Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2010, 2009 and 2008

Level 3 – Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

Determination of Fair Value

The following is a description of the valuation techniques used to measure fair value and the general classification of these instruments pursuant to the fair value hierarchy.

Assets

Cash Equivalents

Cash equivalents include highly liquid investments with original maturities of ninety days or less.  Actively traded money market funds are measured at their net asset value and classified as Level 1.

Securities Owned

When available, the fair value of securities is based on quoted prices in active markets.  If quoted prices are not available, fair values are obtained from nationally recognized pricing services, or other model-based valuation techniques, such as the present value of cash flows.  Level 1 securities include mutual funds and money market funds with quoted prices in an active market.  Level 2 securities include agency mortgage backed securities.  The fair value of these Level 2 securities is based on a market approach with prices obtained from nationally-recognized pricing services.  Observable inputs used to value these securities can include: reported trades, benchmark yields, issuer spreads and broker/dealer quotes.  Level 3 securities include auction-rate securities.

Liabilities

Securities Sold, Not Yet Purchased

When available, the fair value of securities is based on quoted prices in active markets. If quoted prices are not available, fair values are obtained from nationally recognized pricing services, or other model-based valuation techniques such as the present value of cash flows. Level 1 securities include mutual funds. Level 2 securities include municipal bonds.  The fair value of these Level 2 securities is based on a market approach with prices obtained from nationally-recognized pricing services. Observable inputs used to value these securities include: reported trades, benchmark yields, issuer spreads and broker/dealer quotes.

The following table presents the balances of securities owned:

	2010	2009
Money market investments	$-	$2,615,779
Mutual fund investments	123,602	344,351
Mortgage-backed security investments	14,796,002	14,898,730
Auction-rate securities	175,000	175,000
	$15,094,604	$18,033,860

The following table presents the balances of securities sold, not yet purchased:

	2010	2009
Mutual fund investments	$32,042	$10,014
Municipal bond investments	43,850	24,274
	$75,892	$34,288

Securities America Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2010, 2009 and 2008

The following tables present the balances of assets and liabilities measured at fair value on a recurring basis:

	December 31, 2010
	Level 1	Level 2	Level 3	Total
Assets:
Money market investments	$2,607,290	$-	$-	$2,607,290
Mutual fund investments	123,602	-	-	123,602
Mortgage-backed security investments	-	14,796,002	-	14,796,002
Auction-rate securities	-	-	175,000	175,000
Total assets at fair value	$2,730,892	$14,796,002	$175,000	$17,701,894

Liabilities:
Mutual fund investments	$32,042	$-	$-	$32,042
Municipal bond investments		43,850	-	43,850
Total liabilities at fair value	$32,042	$43,850	$-	$75,892

Securities America Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2010, 2009 and 2008

	December 31, 2009
	Level 1	Level 2	Level 3	Total
Assets:
Money market investments	$2,478,174	$2,615,779	$-	$5,093,953
Mutual fund investments	344,351	-	-	344,351
Mortgage-backed security investments	-	14,898,730	-	14,898,730
Auction-rate securities	-	-	175,000	175,000
Total assets at fair value	$2,822,525	$17,514,509	$175,000	$20,512,034

Liabilities:
Mutual fund investments	$10,014	$-	$-	$10,014
Municipal bond investments	-	24,274	-	24,274
Total liabilities at fair value	$10,014	$24,274	$-	$34,288

The Company did not elect to apply fair value accounting for any of its existing eligible assets and liabilities and has no current plans to make the optional fair value election for any new financial instruments.

There were no transactions resulting in realized or unrealized gains in Level 3 assets or liabilities during 2010 or 2009.  There were no transfers between levels during 2010 or 2009.

	December 31,
	2010	2009	2008
Balance at January 1	$175,000	$-	$-
Purchases	-	175,000	-
Gains (losses)	-	-	-
Transfers in (out)	-	-	-
Balance at December 31	$175,000	$175,000	$-

13. Commitments and Contingencies

In the normal course of business, the Company is involved in legal, regulatory and arbitration proceedings, including class actions, primarily concerning matters arising in connection with the conduct of its broker-dealer activities.  These include proceedings specific to the Company, as well as proceedings generally applicable to business practices in the industries in which it operates.  Uncertain economic conditions, heightened and sustained volatility in the financial markets, and significant financial reform legislation may increase the likelihood that clients and other persons or regulators may present or threaten legal claims or that regulators increase the scope or frequency of examinations of the Company or the financial services industry generally.

As with other financial services firms, the level of regulatory activity and inquiry concerning the Company's businesses remains elevated.  From time to time, the Company receives requests for information from, and/or has been subject to examination or claims by, the SEC, FINRA, state securities regulators, state attorneys general and various other governmental and quasi-governmental authorities on behalf of themselves or clients concerning the Company's business activities and practices, and the practices of the Company's financial advisors.  The number of reviews and investigations has increased in recent years with regard to many firms in the financial services industry, including the Company.  The Company has cooperated and will continue to cooperate with the applicable regulators regarding their inquiries.

Securities America Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2010, 2009 and 2008

These legal and regulatory proceedings and disputes are subject to uncertainties and, as such, the Company may be unable to estimate the possible loss or range of loss that may result.  An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief, in addition to further claims, examinations or adverse publicity that could have a material adverse effect on the Company's consolidated financial condition or results of operations.

In July 2009, two issuers of private placement interests (Medical Capital Holdings, Inc./Medical Capital Corporation and affiliated corporations and Provident Shale Royalties, LLC and affiliated corporations) sold by the Company were the subject of SEC actions against those entities and individuals associated with them, which has resulted in the filing of several putative class action lawsuits naming both the Company and Ameriprise Financial, as well as related regulatory inquiries.

Approximately $400 million of Medical Capital and Provident Shale investments made by the Company’s clients are outstanding and currently in default.  On January 26, 2010, the Commonwealth of Massachusetts filed an Administrative Complaint against the Company.  A significant volume of FINRA arbitrations have been brought against the Company.  Several of them were individually settled and there was one adverse ruling.  The putative class actions and arbitrations generally allege violations of state and/or federal securities laws in connection with the Company's sales of these private placement interests.  These actions were commenced in September 2009 and thereafter.  The Medical Capital-related class actions were centralized and moved to the Central District of California by order of the United States Judicial Panel on Multidistrict Litigation under the caption “In re: Medical Capital Securities Litigation.”  The Provident Shale-related class actions remain pending in Texas federal court.  On June 22, 2010, the Liquidating Trustee of the Provident Liquidating Trust filed an adversary action ("Liquidating Trustee Action") in the Provident bankruptcy proceeding naming the Company on behalf of both the Provident Liquidating Trust and a number of individual Provident investors who are alleged to have assigned their claims.  The Liquidating Trustee Action generally alleges the same types of claims as are alleged in the Provident class actions, as well as a claim under the Bankruptcy Code.  The Liquidating Trustee Action has been moved from bankruptcy court to the Texas federal court with the other Provident class actions.

On January 24, 2011, the Medical Capital Class Action was temporarily transferred to the Northern District of Texas (the “Court”), where the Provident class action was pending, so that coordinated settlement negotiations could be conducted under that single Court's supervision.  On February 17, 2011, the named plaintiffs to the class actions filed with the Court a Settlement Agreement and Motion for Preliminary Approval of Class Action Settlement, seeking the court’s approval of agreed-upon settlement terms.  On March 18, 2011, the Court declined to grant preliminary approval of that settlement.  On April 15, 2011, the Company entered into new settlement agreements which, in exchange for release of pending arbitration and litigation claims (including certain class action claims pending against the Company and the claims brought by the Liquidating Trustee), provide for the payment of a total of $123 million.  The new settlements were subject to certain conditions, including participation requirements for claimants to be covered by the settlements, and preliminary and final review and Court approval of the class action settlement.  The Court granted preliminary approval of the settlement after a hearing on April 29, 2011, and on July 27, 2011 the Final Approval Hearing was held, at which the judge stated that he would give final approval to the class action settlement agreement.  The Court issued an order approving the class action settlement on August 4, 2011, and since no appeal was filed, all payments due were fully paid shortly thereafter.

A related Administrative Complaint brought against the Company by the Commonwealth of Massachusetts on January 26, 2010, was also settled on May 24, 2011 with an agreement to pay $2.8 million to Massachusetts investors.  Including another $13.0 million and $14.0 million in other legal reserves as of December 31, 2010 and 2009, respectively, the matters described here collectively total $138.8 million and $139.8 million as of December 31, 2010 and 2009, respectively, and are included in special reserves on the consolidated statements of financial condition.  The expense associated with the special reserves discussed above has been recognized in legal settlements in the accompanying consolidated statements of operations in the period in which the case was filed in accordance with ASC 855 "Subsequent Events."

Securities America Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2010, 2009 and 2008

In April 2011, the Company entered into an agreement with Ameriprise Financial, whereby Ameriprise Financial agreed to loan the Company approximately $123 million to fund the legal settlements discussed above, subject to the expiration of the appeals period.  Effective November 4, 2011, the Company entered into another agreement with Ameriprise Financial, whereby Ameriprise Financial released the Company from all obligations with respect to the repayment of the $123 million loan.

14. Concentration of Credit Risk

The Company uses two third-party clearing brokers.  Cash and financial instruments held at the Company’s clearing brokers collateralize amounts due to the clearing brokers, if any, and may serve to satisfy regulatory or clearing broker margin requirements.  In the event these clearing brokers do not fulfill their obligations, the Company may be exposed to risk.  This risk of default also depends on the creditworthiness of the counterparties to each of these transactions.  The Company attempts to minimize these credit risks by monitoring the creditworthiness of its clearing brokers.

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits.  The Company has not experienced and does not expect to experience any losses in such accounts.

Management believes that the Company is not exposed to any significant credit risk as a result of its monitoring procedures and the nature of its financial instruments.

15. Subsequent Events

The Company has evaluated events or transactions that may have occurred after the date of the consolidated statement of financial condition for potential recognition or disclosure.  During the third quarter of 2011, Ameriprise Financial signed a definitive agreement to sell the Company to Ladenburg Thalmann for $150 million in cash and potential future payments if the Company reaches certain financial criteria.  The sale closed on November 4, 2011.  Other than this event and those already disclosed in other notes to the consolidated financial statements, no other events or transactions require disclosure.

Subsequent events have been evaluated through January 16, 2012, the date the report was available to be issued.